Exhibit 5

HyperSciences, Inc.

INVESTOR PROXY AGREEMENT

This Investor Proxy Agreement (this “Investor Proxy Agreement”) among SI Securities, LLC, a New York limited liability company (“SeedInvest”); and those persons (the “Purchasers”) now or hereafter signing the counterpart signature page to this Investor Proxy Agreement attached hereto which shall take effect on the date set forth on such below (the “Effective Date”).

BACKGROUND:

A.

The Purchasers own Series A Preferred Stock (the “Portfolio Company Securities”) in HyperSciences, Inc. (“the Portfolio Company”) in the amount set forth on the signature page attached hereto (the “Amount”).

B.

The Purchasers desire to appoint SeedInvest to manage their Portfolio Company Securities, which appointment SeedInvest is willing to accept, on the terms and conditions set forth in this Investor Proxy Agreement.

AGREEMENTS:

The Parties therefore agree as follows:

1.

Definitions and Interpretative Guidelines.

All words with initial capitals are defined in Exhibit A, which Exhibit also sets forth some interpretative guidelines.

2.

Appointment of SeedInvest.

Each Purchaser irrevocably constitutes and appoints SeedInvest, which appointment SeedInvest accepts, as his true and lawful attorney in fact, in his name, place and stead, to take the actions set forth in Section 3 subject to the limitations set forth in Section 4. Each Purchaser, for himself and his successors and assigns, agrees that the grant of the power of attorney to SeedInvest pursuant to this Section 3 is coupled with an interest, is irrevocable and survives his death, termination or legal incompetency, as the case may be, or the assignment of his Portfolio Company Securities.

3.

General Powers.

SeedInvest has full, exclusive, and complete power, and authority to take the following actions with respect to the Portfolio Company Securities subject to Section 4 below:

(a)

as applicable, voting the Portfolio Company Securities at the Portfolio Company meeting of stockholders or members, as the case may be, or execute a written consent or consents if stockholders or members of the Portfolio Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders or members of the Portfolio Company;

(b)

to exercise and/or waive every right, power and authority with respect to the Portfolio Company Securities and to sign in the Purchaser's name and on Purchaser's behalf any agreement, document and/or instrument, and any affidavit or approval with respect to the Portfolio Company Securities or to the rights which they represent in the Portfolio Company;

(c)

if the Portfolio Company Securities are in the form of convertible notes or Safe notes, exercising any option to convert them into shares of the Portfolio Company;

(d)

if the Portfolio Company Securities are in the form of preferred shares, exercising any option to convert them into common shares of the Portfolio Company, and

(e)

to receive all notices with respect to any of the foregoing.

4.

Voting Procedures for Actions Requiring Purchaser Approval.

Notwithstanding anything in this Investor Proxy Agreement to the contrary, Purchasers shall have fourteen calendar days upon receipt of notice of any action requiring Purchaser approval (the “Notice Period”) within which to either approve or deny the action. In the event a Purchaser does not approve or deny an action requiring approval within the Notice Period, Purchaser shall relinquish such right, and SeedInvest shall vote such Purchaser’s Portfolio Company Securities on their behalf in alignment with the majority vote of all outstanding Series A Preferred Stock in the Portfolio Company. The Notice Period may be extended for successive seven calendar day periods up to a maximum of twenty-eight calendar days at the discretion of SeedInvest.

5.

Investment Opportunities; Affiliated Transactions.

5.1.1

General.

This Investor Proxy Agreement does not: (a) require SeedInvest, or any of its Affiliates to offer the Purchasers any investment opportunity; (b) otherwise limit or restrict SeedInvest from buying, selling, investing in or otherwise dealing with any other investments; or (c) otherwise limit or restrict any of such Persons from engaging in business with, having investment responsibilities for, rendering investment banking, commercial banking or investment or other advisory services to, performing other services for or collecting fees from, any Person.

5.1.2

Activities of SeedInvest.

SeedInvest agrees to devote adequate business time and efforts (but in any event less than full-time business time and efforts when measured over a calendar year) to its activities under this Investor Proxy Agreement.

6.

Compensation and Expenses

6.1

Compensation.

Except otherwise approved by Purchasers holding a Simple Majority Interest, SeedInvest is not entitled to any compensation for its activities under this Investor Proxy Agreement.

6.2

Expenses.

Except otherwise approved by Purchasers holding a Simple Majority Interest, SeedInvest must bear the expenses of its activities under this Investor Proxy Agreement.

7.

Resignation; Removal and Successor Voting Proxy

7.1

Resignation.

SeedInvest may resign from its activities and powers under this Investor Proxy Agreement at any time by giving written notice to the Purchasers. The resignation of SeedInvest takes effect 30 days after receipt of notice thereof or at such later time as may be specified in the notice, and, unless otherwise specified in the notice, the acceptance of such resignation is not necessary to make it effective.

7.2

Removal.

SeedInvest may be removed from its activities and powers under this Investor Proxy Agreement either with or without cause, at any time, by Purchasers holding a Super Majority Interest.

7.3

Successor Appointee.

Upon the resignation or removal of SeedInvest, the Purchasers may elect a new appointee by Purchasers holding a Simple Majority Interest.  In order to succeed as appointee, the Person elected as appointee must execute this Investor Proxy Agreement.

8.

Liability and Indemnification.

8.1

Limited Liability of SeedInvest.

SeedInvest is not liable to any Purchaser for any action taken or omitted to be taken by him or by any other Purchaser or other Person with respect to the Portfolio Company Securities, including any negligent act or failure to act, except in the case of a liability resulting from SeedInvest’s own fraud, gross negligence, willful malfeasance, intentional and material breach of this Investor Proxy Agreement or conduct that is the subject of a criminal proceeding (where SeedInvest had reasonable cause to believe that such conduct was unlawful). SeedInvest may consult with legal counsel and accountants with respect to Portfolio Company affairs (including interpretations of this Investor Proxy Agreement) and is fully protected and justified in any action or inaction that is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether SeedInvest acted with the requisite degree of care, SeedInvest is entitled to rely on written or oral reports, opinions, certificates and other statements of the directors, officers, employees, consultants, attorneys, accountants and professional advisors of SeedInvest selected and monitored with reasonable care; provided, however, that SeedInvest may rely upon such statements if he believed that such statements were materially false.

8.2

Indemnification.

8.2.1

Indemnification of SeedInvest.

To the fullest extent permitted by law, the Purchasers must indemnify, protect and defend SeedInvest against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated (“Claims”), including amounts paid in satisfaction of judgments, in settlement or compromise or as fines or penalties and reasonable legal fees or other expenses actually incurred in investigating, preparing or defending against any such Claims, whether civil or criminal (all of such Claims, amounts and expenses referred to herein are referred to collectively as “Liabilities”), to which SeedInvest may become subject by reason of any act or omission or alleged act or omission (even if negligent) performed or omitted to be performed in connection with the activities under this Investor Proxy Agreement.

8.2.2

Reimbursement of Expenses.

Each Purchaser must promptly reimburse (or advance to the extent reasonably requested) SeedInvest for the Purchaser’s Pro Rata Share of the reasonable legal or other expenses (as incurred) of SeedInvest in connection with investigating, preparing to defend or defending any Claim relating to any Liabilities for which SeedInvest may be indemnified pursuant to this Section 8.2; provided, however, that SeedInvest executes a written undertaking to repay the Purchasers for such reimbursed or advanced expenses if it is judicially determined, in a final and non-appealable judgment, that SeedInvest is not entitled to the indemnification provided by this Section 8.2.

8.2.3

Survival of Protection.

The provisions of this Section 8.2 continue to afford protection to SeedInvest regardless of whether SeedInvest remains in the position or capacity pursuant to which SeedInvest became entitled to indemnification under this Section 8.2 and regardless of any subsequent amendment to this Investor Proxy Agreement; provided, however, that no such amendment may reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

8.2.4

Waiver and Release.

Each Purchaser acknowledges that the success of the Portfolio Company will be based substantially on the active participation of Purchasers. It is the expectation of the Purchasers that they will offer opinions, suggestions and other information (collectively, “Gratuitous Advice”) to SeedInvest and other Purchasers. Accordingly, each Purchaser’s willingness to offer Gratuitous Advice is made in reliance on the agreement of the Purchasers that they will not rely on such Gratuitous Advice, and that the Purchaser offering such Gratuitous Advice will not be held liable for such Gratuitous Advice, regardless of whether such Purchaser is a professional or otherwise considered knowledgeable in a particular area or field. ACCORDINGLY, EXCEPT IN THE CASE OF ACTUAL INTENTIONAL FRAUD ON THE PART OF AN INVESTOR, EACH INVESTOR, ON BEHALF OF HIMSELF AND ON BEHALF OF HIS SUCCESSORS, ASSIGNS, HEIRS, BENEFICIARIES AND REPRESENTATIVES RELEASES AND FOREVER DISCHARGES EACH OTHER INVESTOR FROM ANY AND ALL LIABILITY WITH RESPECT TO SUCH INVESTOR’S GRATUITOUS

ADVICE THAT SUCH INVESTOR NOW HAS OR MAY IN THE FUTURE HAVE, AND WAIVES TO THE FULLEST EXTENT OF THE LAW ANY RIGHT TO HOLD SUCH INVESTORS LIABLE FOR GRATUITOUS ADVICE.

9.

Portfolio Securities Transfers.

Each Purchaser agrees to Transfer his Portfolio Securities only if the transferee has executed the signature page attached hereto to assume all of the duties and obligations of the transferor Purchaser under this Investor Proxy Agreement and to be bound by and subject to all of the terms and conditions of this Investor Proxy Agreement.

10.

Amendments and Waivers.

10.1

Generally.

Except as otherwise provided in Section 10.2, this Investor Proxy Agreement may be modified, amended or waived only with the written consent of SeedInvest and Purchasers holding a Super Majority Interest. Any amendment or waiver so effected is binding upon SeedInvest and each Purchaser whether or not SeedInvest or such Purchaser entered into or approved such amendment or waiver. Notwithstanding the foregoing, this Investor Proxy Agreement may not be amended and the observance of any term hereunder may not be waived with respect to any Purchaser without the written consent of such Purchaser unless such amendment or waiver applies to all Purchasers in the same fashion. SeedInvest must give prompt written notice of any amendment or waiver hereunder to any Purchaser that did not consent in writing to such amendment or waiver. No waivers of or exceptions to any term, condition or provision of this Investor Proxy Agreement, in any one or more instances, are deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.2

By Appointee.

Without limiting the power to amend this Investor Proxy Agreement granted by Section 10.1, this Investor Proxy Agreement may be amended by SeedInvest and any subsequent appointee to effect changes of a ministerial nature that do not materially and adversely affect the rights, duties or obligations of the Purchasers, including accepting additional Purchasers to reflect the issuance or transfer of Portfolio Company Securities.

11.

Term and Termination.

This Investor Proxy Agreement goes into effect on the Effective Date and continues in full force and effect until the earlier of:

(a)

a Portfolio Company Liquidation Event;

(b)

the agreement of Purchasers holding a Simple Majority Interest; or

(c)

the failure to elect a successor appointee pursuant to Section 7.3.

12.

Governing Law.

Regardless of the place of contract, place or performance, or otherwise, this Investor Proxy Agreement and all amendments, modifications and supplements to it, and the rights of the Parties under it, must be construed under, and be governed by, the laws of the State of Delaware, without giving effect to the principles of law (such as conflicts of law or choice of law rules) that might make the law of some other jurisdiction applicable.

13.

Miscellaneous.

13.1

Notice Procedure.

No notice or other communication under this Investor Proxy Agreement is sufficient to affect any rights, remedies or obligations of a Party unless the notice or communication is in writing and (as elected by the Party giving the notice) is (i) personally delivered, (ii) transmitted by e-mail or other electronic form, (iii) transmitted by a recognized courier service agreed to by the Parties from time to time or (iv) transmitted by postage prepaid certified or registered mail (with a return receipt requested - airmail if international), to the Party to which notice or communication is being given at the appropriate address as follows:

(a)

If to an Purchaser:

to the address as shown on the signature page attached hereto.

(b)

If to SeedInvest:

SI Securities, LLC

116 W Houston Street, 6th Floor

New York, NY 10012

invest@seedinvest.com

Except as otherwise specified in this Investor Proxy Agreement, all notices or communications are deemed to have been duly given (i) on the date of receipt if delivered personally, (ii) on the date of transmission if transmitted by e-mail or other electronic form, (iii) the day after pick-up by courier if delivered by courier or (iv) 3 days after mailing if delivered by the postal service. A Party may change its address by notice to the other Parties.

13.2

Exhibits.

The following exhibits are incorporated into this Investor Proxy Agreement by this reference:

Exhibit A

Definitions and Interpretative Guidelines

13.3

Nonwaiver of Default.

If a Party fails to strictly enforce the performance of a provision of this Investor Proxy Agreement, the failure does not constitute a waiver of that provision at any future time and it does not prevent that Party from insisting on the strict keeping and performance of that provision at a later time.

13.4

Invalidity.

If any provision of this Investor Proxy Agreement is held to be invalid by a court of competent jurisdiction or a board of arbitrators, the court or the board of arbitrators making the determination of invalidity must modify this Investor Proxy Agreement to reduce the scope, duration or area of the provision, to delete specific words or phrases, or to replace any invalid provision with a provision that is valid and that comes closest to expressing the intention of the invalid provision, and this Investor Proxy Agreement is enforceable as so modified. In spite of the foregoing, if the court of competent jurisdiction or the board of arbitrators determines that this Investor Proxy Agreement as so modified materially reduces the rights or materially increases the obligations of a Party as compared with the rights and obligations that the Party would have had if the invalid provision had been valid, the adversely affected Party may terminate this Investor Proxy Agreement without any liability to the other Parties by giving the other Parties notice to that effect within 30 days after the decision by the court or board of arbitrators.

13.5

Execution.

The Parties may execute this Investor Proxy Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the Parties need not appear on the same counterpart, and delivery of an executed counterpart signature page or joinder agreement by facsimile is as effective as executing and delivering this Investor Proxy Agreement in the presence of the other Parties. This Investor Proxy Agreement is effective upon delivery of one executed counterpart from each Party to the other Parties. In proving this Investor Proxy Agreement, a Party must produce or account only for the executed counterpart of the Party to be charged.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Investment Investor Proxy Agreement as of the date first agreed and accepted by SeedInvest as written below.

PURCHASERS:

By:

___________________________

Name:

___________________________

Title:

___________________________

Email:

___________________________

Address:

___________________________

Amount:

___________________________

Date:

___________________________

SI SECURITIES, LLC

By:

___________________________

Name:

___________________________

Title:

___________________________

Date:

___________________________

Exhibit A

HyperSciences, Inc.

INVESTMENT INVESTOR PROXY AGREEMENT

DEFINITIONS AND INTERPRETATIVE GUIDELINES

1.

Definitions.

"Affiliate" means, with respect to any specified person or entity, any person or entity directly or indirectly Controlling, Controlled by or under direct or indirect common Control with the specified person or entity and does also include, in the case of a specified person who is an individual, any Family Member of such person.

“Investor Proxy Agreement” means this Investment Investor Proxy Agreement, as amended from time to time.

“Claims” has the meaning assigned to it in Section 8.2.1.

“Effective Date” has the meaning assigned to it in the Preamble.

"Family Member" means, with respect to any individual, such individual's parents, spouse, and descendants (whether natural or adopted) and any trust or other vehicle formed for the benefit of, and controlled by, such individual and/or any one or more of them.

“Gratuitous Advice” has the meaning assigned to it in Section 8.2.4.

“Purchasers” has the meaning assigned to it in the Preamble.

“Liabilities” has the meaning assigned to it in Section 8.2.1.

“ Notice Period” has the meaning assigned to it in Section 4.

“Party” means any of SeedInvest and the Purchasers.

“Person” means any individual, corporation, partnership, limited liability company, trust or other entity.

“Portfolio Company” has the meaning assigned to it in the background Section.

“Portfolio Company Liquidation Event” means any of the following events:

(a)

a liquidation, dissolution or winding up of the Portfolio Company ; or

(b)

a merger or consolidation in which: (i) the Portfolio Company is a constituent party or (ii) a subsidiary of the Portfolio Company is a constituent party and the Portfolio Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Portfolio Company or a subsidiary in which the shares of capital stock of the Portfolio Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of: (1) the surviving or resulting company or (2) the parent company of the surviving or resulting company if such surviving or resulting company is a wholly owned subsidiary of another company immediately following such merger or consolidation (provided that, for the purposes of this definition, all of the shares of common stock issuable upon an exercise of any options outstanding immediately prior to such merger or consolidation, or upon a conversion of convertible securities outstanding immediately prior to any merger or consolidation, are deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged); or

(c)

the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Portfolio Company or any subsidiary of the Portfolio Company , of all or substantially all the assets of the Portfolio Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Portfolio Company if substantially all of the assets of the Portfolio Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Portfolio Company .

“Portfolio Company Securities” means the shares of capital stock, SAFE Notes, promissory notes and/or warrants issued by the Portfolio Company to the Purchasers on or about the Effective Date and any other securities of the Portfolio Company into which the foregoing securities may be converted or that may be exchanged for the foregoing securities or that may be received upon exercise, conversion or exchange of the foregoing securities.

“Pro Rata Share” as applied to an Purchaser, means (a) in case of promissory or Safe or note Portfolio Company Securities, the percentage that the principal outstanding of the Purchaser’s promissory or Safe note bears to the aggregate principal amount of all of the outstanding promissory notes held by all Purchasers and (b) in case of equity Portfolio Company Securities, the percentage that the number of shares owned by the Purchaser bears to the aggregate number of shares held by all Purchasers.

“SeedInvest” has the meaning assigned to it in the Preamble.

“Simple Majority Interest” means (a) in case of promissory or Safe note Portfolio Company Securities, a majority of the principal amount of the aggregate principal amount of all of the outstanding promissory or Safe notes held by all Purchasers and (b) in case of equity Portfolio Company Securities, a majority of the number of shares held by all Purchasers (it being understood that those Purchasers who have a conflict of interest with respect the proposed transaction will not be counted for purposes of computing the majority).

“Super Majority Interest” means (a) in case of promissory or Safe note Portfolio Company Securities, at least 2/3rd of the principal amount of the aggregate principal amount of all of the outstanding promissory or Safe notes held by all Purchasers and (b) in case of equity Portfolio Company Securities, at least 2/3rd of the number of shares held by all Purchasers (it being understood that those Purchasers who have a conflict of interest with respect the proposed transaction will not be counted for purposes of computing the 2/3rd majority).

“Transfer”, as a noun, is deemed to include any voluntary or involuntary transfer, sale, pledge, hypothecation or other disposition, and as a verb, is deemed to mean to voluntarily or involuntarily transfer, sale, pledge, hypothecate or otherwise dispose of.

2.

Interpretative Guidelines.

Generally. Should the provisions of this Investor Proxy Agreement require judicial or arbitral interpretation, it is agreed that the judicial or arbitral body interpreting or construing the Investor Proxy Agreement may not apply the assumption that the terms must be more strictly construed against one Party by reason of the rule of construction that an instrument is to be construed more strictly against the Party which itself or through its agents prepared the instrument, it being agreed that the agents of both Parties have participated equally in the preparation of this Investor Proxy Agreement.

Singular and Plural of Defined Terms. The definitions in this Exhibit apply equally to both the singular and plural of the terms defined.

Gender of Pronouns. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms.

References to Investor Proxy Agreement. Words such as "herein," "hereinafter," "hereof," "hereto" and hereunder" refer to this Investor Proxy Agreement as a whole unless the context otherwise requires.

References to Sections and Exhibits. All references in this agreement to Sections and Exhibits are deemed to be references to Sections of and Exhibits to this Investor Proxy Agreement unless the context otherwise requires.

Captions. The captions or headings of the Sections and other subdivisions of this Investor Proxy Agreement are inserted only as a matter of convenience or reference and have no effect on the meaning of the provisions of those Sections or subdivisions.

Recitals. The recitals to this Investor Proxy Agreement may not be taken into account in the construction or interpretation of any provision of this Investor Proxy Agreement.

Interpretation of “Including.” The words "include, "includes," and "including" are deemed to be followed by the phrase "without limitation."

Negative Covenants. Any undertaking in this Investor Proxy Agreement not to do any act or thing is deemed to include an undertaking not to permit or suffer the doing of that act or thing.

References to “Day.” Any reference in this Investor Proxy Agreement to "day" or number of "days" without the explicit qualification of "Business" must be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day and that calendar day is not a Business Day, then the action or notice is deferred until, or may be taken or given, on the next Business Day.

References to Date and Time. Any reference in this Investor Proxy Agreement to a date or time is a reference to that date or time in New York, New York, unless the context otherwise requires.

Entirety of Investor Proxy Agreement. This Investor Proxy Agreement constitutes the final agreement among the Parties. It is the complete and exclusive expression of the Parties’ agreement on the matters contained in this Investor Proxy Agreement. All prior and contemporaneous negotiations and agreements among the Parties on the matters contained in this Investor Proxy Agreement are expressly merged into and superseded by this Investor Proxy Agreement. The provisions of this Investor Proxy Agreement may not be explained, supplemented, or qualified through evidence of trade usage or a prior course of dealings. In entering into this Investor Proxy Agreement, no Party has relied upon any statement, representation, warranty, or agreement of any other Party except for those expressly contained in this Investor Proxy Agreement. There are no conditions precedent to the effectiveness of this Investor Proxy Agreement other than those expressly stated in this Investor Proxy Agreement.